[Puradyn logo omitted]                                                  CONTACT:

                                                         Kathryn Morris, PURADYN
                                              Director, Corporate Communications
                                                         (T) 561 547 9499, x 226
                                                  investor-relations@puradyn.com
                                                                 www.puradyn.com





               GSA AWARDS PURADYN NEW FIVE YEAR CONTRACT SCHEDULE
         - Outside consultants to aggressively pursue Federal contracts

BOYNTON BEACH, FL - APRIL 18, 2005 - PURADYN FILTER TECHNOLOGIES INC. (AMEX:
PFT) announced today that the General Services Administration has awarded the company a new five-year contract on the Vehicular Multiple Award Schedule, New Technologies, which will enable it to offer bypass oil filtration systems to all levels of state, local and Federal government.

The Company also has added three outside consultants to the PURADYN team to facilitate this contract award into new business and purchase orders within the Federal government. Specifically, working with PURADYN is former Army Undersecretary Joe Reeder, now with the Greenberg Traurig international law firm; Lieutenant General (Retired) John Caldwell, who served as the Army's top ranking officer for Acquisition, Logistics and Technology when he retired in January 2004; and Roger Ballentine of Green Strategies Inc., former senior member of the White House staff specializing in energy and environmental policy.

Kevin Kroger, President and Chief Operating Officer, said, "A number of things have occurred in quick succession over the past few months concerning our dealings with the Federal government. Most notably, we received approval of the new GSA contract after successful conclusion of a lengthy review process. The new GSA contract places PURADYN on a schedule that allows easy access to our products, without the usual lengthy bid process, to all Federal agencies that purchase vehicles, including construction equipment, medium and heavy trucks, waste disposal vehicles, aerial lift vehicles and fire trucks. Our previous schedule was for maintenance products, which, at the time of the original award
(1995) was the only schedule that was appropriate for this type of technology.

"Secondly, we submitted a `white paper' to the U.S. Military outlining the benefits of bypass oil filtration technology, specifically the PURADYN(R) systems, and as a result, PURADYN was invited to participate in a demonstration and presentation of our PURADYN(R) system to top-ranking military officials in January. The demonstration and presentation were well received and we are continuing our pursuit of this business.

"Finally, we reported the preliminary findings by the U.S. Department of Energy of an estimated 80% savings in oil using bypass filtration systems. It's taken awhile for all these elements to position themselves favorably. Engagement of these consultants will provide us with the expertise needed to continue our pursuit of our targeted governmental business."

The Company is currently in the process of working with private investors in raising funds as it has done the last several years. As part of this financing, which will involve the issuance of unregistered securities, senior management will participate in this offering to assist in achieving this goal, indicative of their confidence in future growth.

ABOUT PURADYN FILTER TECHNOLOGIES INCORPORATED
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PURADYN (AMEX: PFT) designs, manufactures and markets the PURADYN(R) Bypass Oil
Filtration System, the most effective filtration product on the market today. It continuously cleans lubricating oil and maintains oil viscosity to safely and significantly extend oil change intervals and engine life. Effective for internal combustion engines, transmissions and hydraulic applications, the Company's patented and proprietary system is a cost-effective and energy-conscious solution targeting an annual $13 billion potential industry. The Company has established aftermarket programs with several of the transportation industry leaders such as Volvo Trucks NA, Mack Trucks, PACCAR; a strategic alliance with Honeywell Consumer Products Group, producers of FRAM(R) filtration products; and continues to market to major commercial fleets. PURADYN(R) equipment has been certified as a `Pollution Prevention Technology' by the California Environmental Protection Agency and was selected as the manufacturer used by the US Department of Energy in a three-year evaluation to research and analyze performance, benefits and cost analysis of bypass oil filtration technology.


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